                                                                     EXHIBIT 2.1

                                  APPENDIX A

                     AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (together with all Schedules and Exhibits hereto, this "Agreement"), dated as of August 31, 1998, is entered into by and among ELEKOM CORPORATION, a Washington corporation (the "Company") and CLARUS CORPORATION, formerly known as SQL FINANCIALS INTERNATIONAL, INC., a Delaware corporation ("Parent"), and CLARUS CSA, INC., a Delaware corporation and wholly owned subsidiary of Parent ("Newco"). Parent and Newco are collectively referred to as "Acquiror."

                               R E C I T A L S :


     1. The Company is in the business of developing, marketing and licensing computer software programs specifically for electronic procurement (the "Business").
 --------

     2. The respective Boards of Directors of Parent, Newco and the Company have approved the merger of the Company with and into Newco, upon the terms and subject to the conditions set forth herein.

                              A G R E E M E N T :


     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the Company and Acquiror agree as follows:

                                   ARTICLE I
                            PLAN OF REORGANIZATION

     1.1  The Merger.  Subject to the terms and conditions of this Agreement,
          ----------
the Certificate of Merger (the "Certificate of Merger") will be filed with the
                                ---------------------
Secretary of State of the States of Washington and Delaware on the Closing Date substantially in the form of Exhibit "A" hereto. The date and time that the Certificate of Merger is filed with the Secretary of State of Delaware and the Merger thereby become effective will be referred to in this Agreement as the "Effective Time." Subject to the terms and conditions of this Agreement and the
 --------------
Certificate of Merger, the Company will be merged with and into Newco in a statutory merger pursuant to the Certificate of Merger and in accordance with applicable law as follows:

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 1

          1.1.1  Conversion of Company's Shares.  Each share of capital stock
                 ------------------------------
of the Company (the "Company Shares"), that is issued and outstanding
                     --------------
immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time, be converted into (i) a specified amount of cash consideration, or (ii) a number of shares of fully paid and nonassessable common stock of Parent, $.0001 par value per share ("Parent Common Stock") or (iii) a
                                              -------------------
combination of cash consideration and Parent Common Stock pursuant to the cash election and allocation procedures set forth on Schedule 1.1 hereto, so that the
                                                ------------
total number of shares of Parent Common Stock issued to the shareholders of the Company at the Effective Time (the "Shareholders") will equal One Million Three
                                    ------------
Hundred Fifty Thousand (1,350,000) shares, subject only to the adjustment set forth below in Subsection 1.1.3, and the total cash consideration received by the Shareholders will equal an aggregate amount of Eight Million Dollars ($8,000,000). Subject to Section 1.5, the cash consideration shall be paid at Closing by wire transfer or certified check. As of the Closing, the Company will have allocated the cash and stock consideration substantially in the manner described on Schedule 1.1, and in a manner to fully satisfy all dividend rights,
             ------------
interest accruals, liquidation preferences and other rights and preferences of the Company's preferred stock, which Company represents is in compliance with the Company's Articles of Incorporation, and has otherwise allocated the cash and stock consideration disproportionately but in a manner which Company represents fully complies with its Articles of Incorporation, contractual commitments and applicable law. No rights, preferences or benefits of the Company's preferred stock, whether by contract or otherwise, will survive the closing of the Merger hereunder.

          1.1.2  Newco Shares.  Each share of Newco common stock, par value
                 ------------
$0.0001 ("Newco Common Stock"), that is issued and outstanding immediately
          ------------------
prior to the Effective Time, will remain outstanding after the Effective Time.

          1.1.3  Stock Adjustment.  In the event the last reported sales price
                 ----------------
for Parent Common Stock as reported by Nasdaq on the trading day immediately preceding the Closing Date is less than $5.93, then, subject to the termination rights set forth in Sections 10.1(f), 10.1(g) and 10.1(h) hereof, the aggregate number of shares of Parent Common Stock to be issued to the Shareholders in connection herewith shall be increased by a number of shares necessary so that the aggregate value of such shares, based on the last reported sales price per share as reported by Nasdaq on the trading day immediately preceding the Closing Date, shall equal Eight Million Dollars ($8,000,000), provided that the maximum number of additional shares shall not exceed 41,305. Any increased number of shares will be allocated to the Shareholders pursuant to the cash election and allocation procedures set forth in Schedule 1.1.

     1.2  Fractional Shares.  No fractional shares of Parent Common Stock will
          -----------------
be issued in connection with the Merger.

     1.3  Effects of the Merger.  At the Effective Time:  (a) the separate
          ---------------------
existence of the Company will cease and the Company will be merged with and into Newco, and Newco will be the surviving corporation (the "Surviving Corporation") pursuant to the terms of the Certificate of Merger; (b) the Articles of Incorporation and Bylaws of Newco will be the Articles

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 2
of Incorporation and Bylaws of the Surviving Corporation; (c) the directors of Newco in effect at the Effective Time will be the directors of Newco as the surviving corporation, and the officers of Newco will be the officers of Newco as the surviving corporation; (d) all Company Shares outstanding immediately prior to the Effective Time will be converted as provided in Section 1.1.1; (e) each share of Newco Common Stock outstanding immediately prior to the Effective Time will remain outstanding as provided in Section 1.1.2 above; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law. All rights, franchises and interests of the Company in and to every type of property (real, personal, tangible, intangible and mixed), and all choses in action of the Company shall be transferred to and vested in Newco without any deed or other transfer. Newco, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Company at the Effective Time.

     1.4  Tax-Free Reorganization.  The parties intend to adopt this Agreement
          -----------------------
as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties believe that the value of the Parent Common Stock and the cash consideration to be received by the Shareholders in the Merger is equal to the value of the Company Shares to be surrendered in exchange therefor. The Parent Common Stock issued in the Merger will be issued solely in exchange for the Company Shares, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Company Shares. No representations have been made by Acquiror or its counsel, accountants or advisors with respect to the tax consequences of the Merger.

     1.5  Escrow.  Two Million Five Hundred Thousand Dollars ($2,500,000) of the
          ------
total cash consideration to be paid to the Shareholders will be placed in escrow at Closing with NationsBank, N.A., who shall hold such funds in escrow until April 30, 2000, in accordance with the Escrow and Indemnity Agreement substantially in the form attached to this Agreement as Exhibit 1.5, which will
                                                        -----------
be executed and delivered by Acquiror, Company and the Company's preferred shareholders at the Closing with changes requested by NationsBank, N.A. that are mutually agreeable to Acquiror, Company and each of the Company's preferred shareholders (the "Escrow and Indemnity Agreement").
                   ------------------------------

     1.6  Stock Options.  As of Closing, there shall be no stock options of the
          -------------
Company outstanding; it being specifically understood and agreed that the Acquiror shall not assume any warrants, stock options or other similar rights to acquire stock or any other equity interest, or liabilities of, in the Company.

     1.7  Dissenting Shareholders.  Any Shareholder who perfects such holder's
          -----------------------
dissenters' rights of appraisal in accordance with and as contemplated by Chapter 23B.13 of the Washington Business Corporations Act shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting Shareholder unless and until such dissenting Shareholder has complied

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 3
with the applicable provisions of the Washington Corporate Code and surrendered to Acquiror the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting Shareholder fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, Acquiror shall issue and deliver the consideration to which such holder of Company Shares is entitled under this Article I (without interest) upon surrender by such holder of the certificate or certificates representing Company Shares held by such holder.

     1.8  Exchange Procedures.  After the Effective Time, each Shareholder shall
          -------------------
surrender the certificate or certificates representing such Shareholder's Company Shares to Parent or a transfer agent designated by Parent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 1.1.1 of this Agreement. Parent shall not be obligated to deliver the consideration to which any Shareholder is entitled as a result of the Merger until such holder (i) surrenders his or her certificate or certificates representing the Company Shares for exchange as provided in this
Section 1.8, (ii) warrants that such holder holds all right, title and interest in the Company Shares free and clear of any lien, claim or encumbrances, and
(iii) indemnifies the Company and each of the preferred shareholders identified on Schedule 9.1 (the "Preferred Shareholders") for breach of such warranty. The certificate or certificates of Company Shares so surrendered shall be duly endorsed as may be required by the Parent's transfer agent.

     1.9  Rights of Former Shareholders.  At the Effective Time, the stock
          -----------------------------
transfer books of Company shall be closed as to holders of Company Shares immediately prior to the Effective Time, and no transfer of Company Shares by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 1.8 of this Agreement, each certificate theretofore representing Company Shares (other than shares as to which dissenters' rights have been perfected as provided in Section 1.7 of this Agreement) shall, from and after the Effective Time, represent for all purposes only the right to receive the consideration provided in Section 1.1.1 of this Agreement in exchange therefor.

                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company represents and warrants to Acquiror as follows:

     2.1  Capital Stock.
          -------------

     (a) The authorized capital stock of the Company consists (i) of 9,712,826 shares of common stock, of which 930,423 shares are issued and outstanding as of the date of this Agreement, and up to an additional 251,235 shares are subject to outstanding options as of the date of this Agreement; and (ii) 5,327,174 shares of preferred stock, of which (1) 917,229 shares are designated Series A Preferred Stock, of which 917,229 are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, and (2) 4,409,945 shares are designated Series B Preferred Stock, of which

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 4

  4,389,945 shares are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding Company Shares has been issued in violation of any preemptive rights of the current or past shareholders of the Company.

     (b) Except as set forth on Schedule 2.1(b), there are no shares of capital
                                ---------------
  stock or other equity securities of the Company outstanding and no outstanding Rights relating to the capital stock of the Company. For purposes hereof, "Rights" shall mean all arrangements, calls, commitments, contracts, options,
   ------
  rights to subscribe to, scrip, understandings, warrants and other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Company or by which the Company is or may be bound to issue additional shares of its capital stock or other Rights.

     (c) The Company has no subsidiaries and owns no equity or other interest in any corporation, partnership, joint venture, limited liability company or other entity whatsoever.

     (d) Each Shareholder has the unrestricted right to exchange his Company Shares for the Parent Common Stock to be issued pursuant to the Merger.

     2.2  Organization and Good Standing; Governing Documents.  The Company is a
          ---------------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has all requisite power and authority to own, operate its assets and to conduct its operations as presently conducted. The Company is duly qualified to do business as a foreign corporation in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on Schedule 2.2.
                                                              ------------
Company has previously delivered to Acquiror true and complete copies of its Bylaws and Articles of Incorporation, including all amendments thereto.

     2.3  Authority.  Company has all requisite power and authority to execute
          ---------
and deliver this Agreement, the Certificate of Merger, the Escrow and Indemnity Agreement, the Escrow and Minority Investment Agreement and the Shareholders have the requisite power and authority to execute and deliver the agreements contemplated herein to be executed by the Shareholders (collectively, the "Company Agreements") and to consummate the transactions contemplated hereby and
 ------------------
thereby, other than the approval of the shareholders of the Company. Except for such shareholder approval, the execution, delivery and performance of the Company Agreements have been duly and validly authorized by all necessary corporate and shareholder action on the part of Company. The Company Agreements have been, or, with respect to Company Agreements to be executed at the Closing, will be duly executed and delivered by

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 5

Company and the Shareholder and each constitutes or will constitute when executed and delivered a valid and binding obligation of Company and the Shareholders, enforceable against Company and the Shareholders, respectively, in accordance with its terms, except as may be limited by bankruptcy, judicial discretion, public policy and other equitable principles.

     2.4  No Conflict or Breach.  Except as disclosed on Schedule 2.4, the
          ---------------------
execution, delivery and performance of the Company Agreements do not and will not (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Company; (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Company or the Business; (c) conflict with, constitute a default under, result in a material breach or acceleration of or, except as set forth on Schedule 2.5, require notice to or the consent of any third party or result
   ------------
in any rights of a third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Company is party or by which it is bound or by which its assets are affected; or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on or give any third party any rights in any of the Company's assets.

     2.5  Consents and Approvals.  Schedule 2.5 describes (a) each consent,
          ----------------------   ------------
approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery by Company of the Company Agreements or the consummation by Company of the transactions contemplated herein or therein (the items described in clauses (a) and (b), collectively, the "Company's Required Consents").
                   ---------------------------

     2.6  Financial Statements.  Company has previously delivered to Acquiror
          --------------------
true and complete copies of (a) the audited balance sheet of Company as of December 31, 1997 and the related statements of operations, shareholders' equity and cash flows for the fiscal year then ended, including the footnotes thereto and the report prepared in connection therewith by the independent certified public accountants reviewing such financial statements; and (b) interim unaudited financial reports prepared for the six month period ended June 30, 1998. Except as disclosed on Schedule 2.6, the documents described in clauses
(a) and (b), collectively, the "Financial Statements":
                                --------------------

     (a) are consistent with the books and records of the Company;

     (b) present fairly the assets, liabilities and financial condition of Company in all material respects as of the respective dates thereof, and the results of operations and cash flows for the periods then ended; and

     (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise noted therein and subject, in the case of the interim unaudited financial reports prepared for the six month period ended June 30,

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 6

  1998, to normal year-end adjustments (other than reclassifications having no effect on profit or loss) which will not have a net negative effect on profit or loss of $50,000 or more in the aggregate and except that such interim financial statements do not contain the notes required by generally accepted accounting principles.

Company has no material liability or obligation, whether accrued, absolute, or contingent that is not reflected or reserved against in the Financial Statements. Any material items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Financial Statements.

     Prior to the Closing, the Company will deliver to Parent an audited balance sheet of the Company as of December 31, 1996, and the related statements of operations, shareholders' equity and cash flows for the fiscal year then ended, including the footnotes thereto and the report prepared in connection therewith by the independent certified public accountants reviewing such financial statements which:

     (a) will be consistent with the books and records of the Company;

     (b) will present fairly the assets, liabilities and financial condition of Company in all material respects as of the respective dates thereof, and the results of operations and cash flows for the periods then ended; and

     (c) will have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise noted therein.

     2.7  Books and Records.  The books and records of Company relating to the
          -----------------
assets are true, accurate and complete in all material respects and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

     2.8  Title to and Sufficiency of Assets.  Company has good and marketable
          ----------------------------------
title to all of its assets, free and clear of any liens, encumbrances, claims, security interests, mortgages or pledges of any nature (collectively, "Liens"),
                                                                       -----
other than:

     (a) Liens for taxes not yet due and payable; and

     (b) Liens described on Schedules 2.8 or 2.24.
                            ---------------------

Company owns or has the right to use, and following the Effective Time, Newco will own or have the right to use, all of the assets, tangible and intangible, of any nature whatsoever, required to operate the Business in the manner presently operated.

     2.9  Real Property Lease.  Schedule 2.9 contains a description of all real
          -------------------   ------------
property leased by Company and used in connection with the Business. A true and correct copy of the Company's lease (the "Real Property Lease") has been
                                          -------------------
delivered to Parent.  The Real

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 7

Property Lease is, with respect to Company, valid, binding and enforceable in accordance with its terms and is in full force and effect, and there are, to the best of the knowledge of the Chief Executive Officer and Chief Financial Officer of the Company (the "Company's Knowledge"), no offsets or defenses by either landlord or tenant thereunder. There are no existing defaults by Company, and no events or circumstances have occurred and are continuing which, with or without notice or lapse of time or both, would constitute defaults, under the Real Property Lease. Except as set forth in Schedule 2.9, the assignment of the Real Property Lease by Company to Newco will not, with respect to the lease, (i) permit the landlord to accelerate the rent or cause the lease terms to be renegotiated, (ii) constitute a default thereunder or (iii) require the consent of the landlord or any third party, provided that the Company presents to the landlord the financial statements of Parent and the use of the premises by the Acquiror is consistent with the use described in the Real Property Lease, and provided that Parent is as strong or stronger financially than the Company.

     2.10  Tangible Personal Property.  Except as described on Schedule 2.10,
           --------------------------                          --------------
each item of Tangible Personal Property, and each item of tangible personal property leased under the Contracts, is in good operating order, condition and repair, is suitable for immediate use in the ordinary course of business of the Business, is free from material defects, is merchantable and is of a quality and quantity presently usable in the ordinary course of business. No item of Tangible Personal Property is in need of repair or replacement, other than as part of routine maintenance in the ordinary course of business. For purposes hereof, "Tangible Personal Property" shall mean all machinery, equipment, tools,
         --------------------------
furniture, office equipment, supplies, materials, vehicles and other items of tangible personal property of every kind owned by Company.

     2.11  Product Compliance.  The Software, as defined in Section 2.14
           ------------------
(excluding the Third Party Software, as defined in Section 2.14) marketed and licensed by Company will (i) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during and after the Year 2000; (ii) accept, process, store, calculate, sort, report, output and otherwise operate accurately and without ambiguity and in a consistent manner for all date information processed by the software, whether before, during or after the Year 2000; (iii) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless of whether the date of operation is before, during or after the Year 2000; (iv) report and display all dates with a four-digit date so that the century is unambiguously identified; and (v) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

     2.12  Contracts.  Schedule 2.12(a) lists all contracts, commitments,
           ---------   ----------------
agreements (including agreements for the borrowing of money or the extension of credit), licenses, understandings and obligations, whether written or oral, to which Company is party or by which Company is bound, that are material to the operation of the Business or which involve the Software referred to herein or the future payment of more than $50,000 to or by Company (the "Contracts").
                                                               ---------
Company has delivered to Parent true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 8
other modifications thereto. Each of the Contracts is, with respect to the Company, valid, binding and enforceable in accordance with its terms and is in full force and effect. No Contract will result in a loss upon completion of performance, and no purchase commitments are in excess of the normal requirements of the Business or at excessive prices. Except for any default that is immaterial, there are no existing defaults by the Company or to the Company's Knowledge by parties other than the Company under the Contracts, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults by the Company, or to the Company's Knowledge by parties other than the Company under any of the Contracts. Except as set forth on Schedule 2.12(b), the consummation of the Merger will not, with respect to
   ----------------
any Contract, (i) constitute a default thereunder, (ii) require the consent of any person or party, except for the Company's Required Consents, or (iii) affect the continuation, validity and effectiveness thereof or the terms thereof.

     2.13  Receivables.  All accounts receivable and trade accounts due to
           -----------
Company ("Receivables") reflected on the Company's June 30, 1998 Balance Sheet
          -----------
(less any such receivables collected since the date of such financial statement) and all Receivables presently owing and to be owing at the Closing Date, are, and at the Closing Date will be, legal, valid and binding obligations, and are collectible in full at face value, net of the reserves established and reflected in the Company's June 30, 1998 Balance Sheet (as such reserves are adjusted for the passage of time through the Closing Date in accordance with the past practice of Company). All such Receivables were created in the ordinary course of business. There are, to the Company's Knowledge, no set-offs, counterclaims or disputes asserted with respect to any Receivable, and no discount or allowance from any Receivable has been made or agreed to. The reserves established for doubtful or uncollected accounts as shown on the Company's June 30, 1998 Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past practice of Company, are consistent in amount to those historically established with respect to the accounts receivable of the Company.

     2.14  Intellectual Property.  Except for the Third-Party Software (defined
           ---------------------
below), the software identified on Schedule 2.14 (the "Software") was developed
                                                       --------
by or for the Company, either by employees of Company within the scope of their employment or by third party contractors who worked for Company and received compensation for all such work for Company related to the Software, or by written agreement agreed that all such work for Company constitutes "work for hire." Except for the Third Party Software, Company is the sole owner of the Software and the employees and/or third-party contractors who worked for Company to develop the Software (other than the Third Party Software) have conveyed to Company all right, title and interest in the Software and to all work products, inventions and discoveries made, created, or developed by such party for or on behalf of the Company other than work products, inventions or discoveries to which Company is not entitled under its agreements with such third parties. No person who worked on the creation or development of the Software (other than the Third Party Software), either as Company's employee or a third party contractor, has any claim of ownership, or right to, the Software (except the Third Party Software). Schedule 2.14 sets forth a list of all trademarks of the Company owned or used by Company, and all United States, foreign and state registrations relating to any of the trademarks

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 9

(the "Trademark Registrations"). Company has filed no Copyright registrations
      -----------------------
with the United States Copyright Office or the office of any foreign jurisdiction for any of the copyrights with respect to the Software. Schedule
2.14 also contains a list of all patent applications filed by the Company related to the Software, together with the applicable patent number, application number, application date and issue date. Company has abandoned all patent applications, and Company has no existing patents or pending patent applications. Except as set forth on Schedule 2.14, Company is the owner of the Trademark Registrations. Company has taken commercially reasonable measures to protect the confidentiality of its trade secrets, through written agreement, restricted access or otherwise, and, to the best of Company's Knowledge, has not experienced any unauthorized disclosure of a trade secret. Schedule 2.14 sets forth (i) all the components of the Software licensed from third parties (the "Third Party Software") and (ii) all the rights in the Software that have been
 --------------------
licensed by the Company to others. Company owns all right, title and interest in and to the Software, free and clear of any Liens, licenses or claims of any third party, except, (y) the Third Party Software and (z) rights in the Software that have been licensed to others. Except as set forth on Schedule 2.14 or with
                                                          -------------
respect to licenses in the ordinary course of business, Company has not licensed any of the Software to any third party, and no third party has any right to use any of the Software. The Software, Third Party Software, trade secrets of the Company and trademark rights to the name Elekom, and the stylized globe trademark, consists of all intellectual property rights necessary to conduct the Business as presently conducted. Except as set forth on Schedule 2.14, there are no claims or suits against Company challenging Company's ownership of or right to use any of the Software, nor to Company's Knowledge does there exist any valid basis therefor. Except as set forth on Schedule 2.14, the Software does not infringe upon any patents, copyrights or other intellectual property rights (excluding mask works and trademarks) of third parties or misappropriate any trade secrets of any third party. Except for releases of the Company's software prior to the version of the Company's software currently being licensed, Company warrants that the Software which has been commercially released by Company performs substantially in accordance with the applicable specifications and technical end user documentation and is free of all known material errors. Company further warrants, that in the case of the Third Party Software, any third party software incorporated or used in the Company's Software, that Company has the unrestricted right and license to use such software in the manner currently used by Company in the Business and as used in the Software, to grant a sublicense to use such software in the manner it currently licenses the Software, and to assign such third party licenses to Newco. Upon consummation of the Merger, Newco will have the rights of the Third Party Software previously possessed by Company. Company further warrants that, to the best of Company's Knowledge, after conducting a test with its current commercially available software that tests for viruses, the Software to be acquired by Newco pursuant to the Merger does not contain any software routine, code or instruction, hardware, component or combination thereof (collectively referred to and defined for purposes of this Section as a "Virus"), that is designed to repossess or disable the Software by electronic or other means or otherwise disable, delete, modify, damage or erase software, hardware or data. The term "Virus" is intended
                                                              -----
to include, but is not limited to, components that are commonly referred to as "viruses," "back doors," "time bombs," "Trojan Horses," "worms" or "drop dead devices."

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 10

     2.15  Major Suppliers and Customers.  Each supplier of goods or services to
           -----------------------------
whom Company paid more than $100,000, in the aggregate, during the twelve months ended on June 30, 1998, and each customer of the Company who paid Company more than $100,000, in the aggregate, during such period, is listed on Schedule 2.15,
                                                                  -------------
which Schedule reflects in each case the amounts so paid. Except as set forth in Schedule 2.15, Company is not currently engaged in any material dispute with any of such suppliers or customers. Company has no reason to believe that the Merger will have any material adverse effect on the business relationship of any such suppliers or customers of the Company.

     2.16  Litigation.  Except as set forth on Schedule 2.16, there are no
           ----------
claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations ("Claims") pending, or to Company's Knowledge
                                ------
threatened, against the Company, its operations or the Business. Except as set forth on Schedule 2.16, no Claims have been brought within the last two years against Company or the Business, or affecting the Company's assets, or relating to Company's ownership, use or operation of the Business or its assets. Except as set forth on Schedule 2.16, there are no facts or circumstances exist which could reasonably serve as the valid basis for any Claim against Company, or, by virtue of the execution, delivery and performance of this Agreement, against Acquiror.

     2.17  Compliance with Decrees and Laws.  There is not outstanding or, to
           --------------------------------
the best knowledge of Company, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Company or its assets. Company is currently, and has been at all times, in substantial compliance with all applicable laws, statutes, rules, regulations, orders and licensing requirements ("Rules") of federal, state, local and foreign
                                    -----
agencies and authorities (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). To Company's Knowledge, there has been no allegation of any violation of any such Rules, and to Company's Knowledge, no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to Company.

     2.18  Permits.  Company has obtained all governmental permits,
           -------
authorizations, certificates, approvals, licenses, exemptions and classifications ("Permits") required for the conduct of the Business as
                  -------
presently conducted and the ownership and operation of the Company's assets, all of which are described on Schedule 2.18. Company is not in violation of any of
                          -------------
the Permits, which violation would have a material adverse effect on the business as presently conducted, and no proceedings are pending or, to the best knowledge of Company, threatened, to revoke or limit any Permit. The consummation of the Merger will not impact the validity or continued effectiveness of the Permits or the operation of the Business thereunder by Acquiror after the Closing.

     2.19  Taxes.  Company has properly completed, duly and timely filed in
           -----
correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns, reports and declarations to estimated tax ("Tax
                                                                      ---
Returns") required to be filed before the Closing Date.  All
-------

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 11

Tax Returns are accurate, complete and correct as filed, and Company has paid in full or made adequate provision in its financial statements for all amounts shown to be due thereon. All United States, state and local income, profits, franchise, sales, use, occupancy, property, severance, excise, value added, withholding and other taxes, and all taxes owing to any foreign countries and political subdivision thereof (including interest, penalties and any additions to tax) ("Taxes") due from or claimed to be due by each taxing authority in
          -----
respect of Company, the Business or the Company's assets, for all periods ending on or before the Closing Date have been, or will be, fully paid or adequately provided for in the financial statements of Company. For all such periods, Company has timely made and will timely make all withholdings of Tax required to be made under all applicable United States, state and local tax regulations, and such withholdings have either been paid or will be paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of Company. Estimated income Taxes which are not yet due to be paid to the Internal Revenue Service or any state or local taxing authority have been accrued, reserved against and entered upon the books of Company. All Tax Returns required to be filed after the date hereof and on or before the Closing Date by Company, shall, in each case, be prepared and filed by Company in a manner consistent in all respects (including elections and accounting methods and conventions) with such Tax Return most recently filed by Company in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation or agreed to by Acquiror. There are no outstanding elections, agreements or waivers extending the statutory period of limitation applicable to any Tax Return, or the period for assessment or collection of any Taxes. Company is not a party to any pending action or proceeding, nor to the best knowledge of Company, is there threatened any action or proceeding, by any governmental authority for assessment or collection of Taxes, and Company has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. There are no Tax liens (other than liens for taxes for current and subsequent years which are not yet due and payable) upon any of the Company's assets. Company is not a "foreign person" within the meaning of Section 1445 of the Code, and Acquiror has no obligation under Section 1445 of the Code to withhold taxes from the merger consideration to be paid to the Shareholders of Company. Company has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. Company has not consented to the application to it of Section 341(f)(2) of the Code.

     2.20  Environmental Protection.  The existing and prior uses of the
           ------------------------
Company's assets and operations of the Business comply in all material respects with, and at all times have complied with, and the Company is not in material violation of, and has not materially violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act as amended, the Resource Conservation Recovery Act as amended, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 12
any petroleum, petroleum by-product (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, hazardous substance or materials, toxic or dangerous waste, substance or material, pollutant or contaminant.

     2.21  Insurance.  Schedule 2.21 describes all insurance policies maintained
           ---------   -------------
by Company. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date. Such policies provide in Company's reasonable belief adequate coverage for all risks normally insured against by entities similarly situated to Company. Company has not been refused any insurance by any insurance carrier during the past two years.

     2.22  Labor and Employment Matters.  With respect to employment matters:
           ----------------------------

     (a) No employees of Company are or have been represented by a union or other labor organization or covered by any collective bargaining agreement, and to the best knowledge of Company, no union is attempting to organize any such employees.

     (b) There is no labor strike, dispute, slowdown, stoppage or similar labor difficulty pending or, to the best knowledge of Company, threatened against or affecting Company.

     (c) Company is in substantial compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against Company pending or, to the best knowledge of Company, threatened.

     2.23  Employees; Compensation; Benefit Plans.
           --------------------------------------

     (a) Compensation.  Company has previously given to Acquiror a complete and
         ------------
  correct list of the name, position, rate of compensation and any incentive compensation arrangement, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each current employee, director, independent contractor, consultant and agent of Company and each other person to whom Company pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

     (b)  Employee Benefit Plans.
          ----------------------

     (i) Schedule 2.23(a) contains an accurate and complete list of all Plans,
         ----------------
  as defined below, currently contributed to, maintained or sponsored by Company, to which Company is obligated to contribute, or with respect to which

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 13

  Company has any material liability or potential material liability, whether direct or indirect. For purposes of this Agreement, the term "Plans" shall
                                                                -----
  mean: (A) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not
                                                       -----
  funded (B) employment agreements, and (C) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, and whether or not funded, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     (ii) Except as disclosed in Schedule 2.23(b), Company does not contribute
                                 ----------------
  to, or have any obligation to contribute to (A) any multiemployer plan (as such term is defined in Section 3(37) of ERISA), (B) any Plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code (and regulations promulgated thereunder), or (C) any Plan which provides health, life insurance, accident or other welfare benefits (within the meaning of Section 3(1) of ERISA) to current or future retirees or current former employees, their spouses or dependents, other than as required by, or in accordance with applicable law, including, but, not limited to, Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and applicable state continuation coverage law.

     (iii)  Except as disclosed in Schedule 2.23(c), none of the Plans obligates
                                   ----------------
  Company to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

     (iv) Each Plan and all related trusts, insurance contracts, and funds have been maintained, funded and administered in compliance in all material respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No Plan that is subject to the funding requirements of
  Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA, and the Code, whether or not waived and all required contributions have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan (other than reportable events for which the 30-day notice requirement of Section 4043 of ERISA has been waived by statute, regulation or otherwise), and, to Company's Knowledge, the PBGC has not commenced or threatened the termination of any Plan. None of the

AGREEMENT AND PLAN OR REORGANIZATION                                    PAGE 14
     assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, Company has not been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and neither Company nor any officer or director of Company has knowledge of any facts which could be reasonably expected to give rise to such lien or such posting of security.

               (v) With respect to each Plan, Company has provided Acquiror with true, complete and correct copies, to the extent applicable, of (A) all current documents pursuant to which the Plans are maintained, funded and administered, (B) the two most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with attachments), (C) the two most recent actuarial reports, (D) the two most recent financial statements, and (E) the most recent determination letter issued by the Internal Revenue Service with respect to such Plan.

          2.24  Absence of Certain Changes. Except as described in Schedule
                --------------------------                         --------
2.24, since June 30, 1998, Company has conducted the operation and business of
----
the Business only in the ordinary course, and has not:

          (a) Suffered any damage, destruction or loss to any asset of the Company, whether or not covered by insurance in an aggregate amount of $10,000 or more;

          (b) Other than the ordinary course of business, sold, transferred, distributed or otherwise disposed of any assets;

          (c) Except as provided in Schedules 2.8 and 2.24, incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an aggregate amount of $50,000 or more except normal trade or business obligations incurred in the ordinary course of business;

          (d) Suffered any material adverse change in the condition (financial or otherwise), results of operations or business of the Company, or any other event or condition of any character that might reasonably be expected to have a material adverse effect on the Company or its Business;

          (e) Agreed, whether in writing or otherwise, to take any action described in this Section.

          2.25  Product Warranties. Each product manufactured, licensed or sold
                ------------------
by Company has been in substantial conformity with all applicable contractual commitments and express warranties, all of which are described on Schedule 2.25,
                                                                  -------------
as well as with all warranties implied by law.

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 15

          2.26  Related Party Transactions. Except as set forth on Schedule
                --------------------------
2.26, the Real Property Lease, personal property leases, and Contracts do not include any agreement with, or any other commitment to (a) any officer, director or shareholder of Company; (b) any person related by blood or marriage to any such officer, director or shareholder; or (c) any corporation, partnership, trust or other entity in which Company or any such officer, director, shareholder or related person has an equity or participating interest.

          2.27  Brokers. No finder, broker, agent or other intermediary has
                -------
acted for or on behalf of Company in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder's fee or similar payment due from Company.

          2.28  Names. During the term of its existence, Company has not been
                -----
known by or conducted business under any other name. All assets and rights relating to the Business are held by, and all agreements, obligations, expenses and transactions relating to the Business have been entered into, incurred and conducted by Company.

          2.29  Disclosure. No representation, warranty or statement made by
                ----------
Company in this Agreement or in the Company Agreements, or contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

          Parent and Newco represent and warrant to Company and the Preferred Shareholders as follows:

          3.1  Capital Stock.
               -------------

          All Parent Common Stock to be issued to the Shareholders at Closing will be duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Parent Common Stock issued to the Shareholders at closing will be issued in violation of any preemptive rights of the current or past shareholders of the Parent.

          3.2  Organization and Good Standing; Governing Documents. Parent and
               ---------------------------------------------------
Newco are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent and Newco have all requisite power and authority to own, operate its assets and to conduct its operations as presently conducted. Parent and Newco are duly qualified to do business as a foreign corporation in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on
Schedule 3.2.  Newco has previously delivered to the Company true and complete
------------
copies of its Bylaws and Articles of Incorporation, including all amendments thereto.

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 16

          3.3  Authority. Parent and Newco have all requisite power and
               ---------
authority to execute, deliver and perform this Agreement, the Certificate of Merger, the Escrow and Indemnity Agreement and the Escrow and Minority Investment Agreement (collectively the "Acquiror Agreements") and to consummate
                                        -------------------
the transactions contemplated hereby and thereby. The execution, delivery and performance of the Acquiror Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Parent and Newco. The Acquiror Agreements have been, or, with respect to Acquiror Agreements to be executed at the Closing, will be duly executed and delivered by Parent and Newco and each constitutes, or will constitute when executed and delivered, a valid and binding obligation of Parent and Newco, enforceable against Parent and Newco in accordance with its terms, except as may be limited by bankruptcy, judicial discretion, public policy or other equitable principles.

          3.4  No Conflict or Breach. The execution, delivery and performance of
               ---------------------
the Acquiror Agreements do not and will not (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of Parent or Newco; (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to Parent or Newco; (c) conflict with, constitute a default under, result in a material breach or acceleration of or, except as set forth on Schedule 3.5, require
                                                     ------------
notice to or the consent of any third party or result in any rights of a third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which Parent is party or by which it is bound or by which its assets are affected; or (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on or give any third party any rights in any of Parent's assets.

          3.5  Consents and Approvals.  Schedule 3.5 describes (a) each consent,
               ----------------------   ------------
approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery by Parent and Newco of the Acquiror Agreements or the consummation by Parent and Newco of the transactions contemplated herein or therein (the items described in clauses (a) and (b), collectively, the "Acquiror's Required Consents").
                            ----------------------------

          3.6  Intellectual Property. Acquiror and its subsidiaries own or
               ---------------------
possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a material adverse change to the Acquiror. Neither the Acquiror nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a material adverse change to the Acquiror.

          3.7  Litigation. Except as set forth on Schedule 3.7, there are no
               ----------
claims, actions, suits, arbitration proceedings, inquiries, hearings, injunctions or investigations

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 17

("Claims") pending, or to Acquiror's Knowledge, threatened against Acquiror, its
  ------
operations or its business. Except as set forth on Schedule 3.7, no Claims have been brought within the last two years against Acquiror, or affecting the Acquiror's assets, or relating to Acquiror's business or ownership, use or operation of its assets. To the knowledge of Acquiror ("Acquiror's Knowledge"), there are no facts or circumstances exist which could reasonably serve as the valid basis for any Claim against Acquiror, or, by virtue of the execution, delivery and performance of this Agreement, against the Company.

          3.8  Compliance with Decrees and Laws. There is not outstanding or, to
               --------------------------------
the best knowledge of Acquiror, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving Acquiror or its assets. Acquiror is currently, and has been at all times, in substantial compliance with all applicable laws, statutes, rules, regulations, orders and licensing requirements ("Rules") of federal, state,
                                                 -----
local and foreign agencies and authorities (including, without limitation, those relating to antitrust and trade regulation, civil rights, labor and discrimination, safety and health). To Acquiror's Knowledge, there has been no allegation of any violation of any such Rules, and to Acquiror's Knowledge, no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to Acquiror under which Acquiror believes it will have any material liability.

          3.9  Absence of Certain Changes.  Except as described in Schedule 3.9,
               --------------------------                          ------------
since June 30, 1998, Acquiror has conducted the operation of its business only in the ordinary course, and has not:

          (a) Suffered any material damage, destruction or loss to any asset of the Acquiror, whether or not covered by insurance in an aggregate amount of $100,000 or more;

          (b) Other than the ordinary course of business, sold, transferred, distributed or otherwise disposed of any assets;

          (c) Incurred any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an aggregate amount of $250,000 or more except normal trade or business obligations incurred in the ordinary course of business;

          (d) Suffered any material adverse change in the condition (financial or otherwise), results of operations or business of the Acquiror, or any other event or condition of any character that might reasonably be expected to have a material adverse effect on the Acquiror or its business;

          (e) Agreed, whether in writing or otherwise, to take any action described in this Section.

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 18

          3.10  Brokers. Other than the investment banker retained by Acquiror
                -------
to review the transactions contemplated hereby with respect to the financial fairness of the merger consideration paid by the Acquiror to the Shareholders, Acquiror has retained no finder, broker, agent or other intermediary to act for or on behalf of Acquiror in connection with the negotiation or consummation of this Agreement, and no party has made any claims for any brokerage commission, finder's fee or similar payment due from Acquiror.

          3.11  Reports.  Acquiror has timely filed all reports and statements,
                -------
together with any amendments required to be made with respect thereto, that it was required to file with (a) the Securities and Exchange Commission ("SEC"),
                                                                       ---
including, but not limited to, registration statements on Form S-1, and reports on Form 10-Q and Form 8-K, and (b) any applicable state securities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a material adverse effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable laws. As of its respective date, each such report and document did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.12  Names.  Other than the change of the Parent's name from SQL
                -----
Financials International, Inc. to Clarus Corporation, during the term of its existence, Acquiror has not been known by or conducted business under any other name. All assets and rights relating to its business are held by, and all agreements, obligations, expenses and transactions relating to its business have been entered into, incurred and conducted by Acquiror.

          3.13  Disclosure.  No representation, warranty or statement made by
                ----------
Acquiror in this Agreement or in the Acquiror Agreements contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

          3.14  Fairness Opinion.  Acquiror has received a written opinion from
                ----------------
NationsBanc Montgomery Securities, LLC that the consideration to be paid by Parent to the Shareholders in connection with the Merger is fair to Parent, from a financial point of view.

                                   ARTICLE IV
                       COVENANTS OF COMPANY AND ACQUIROR

A.  COVENANTS OF COMPANY
    --------------------

          Company covenants and agrees with Acquiror as follows:

          4.1  Conduct of Business. Except as otherwise provided in this
               -------------------
Agreement, between the date of this Agreement and the Closing Date, Company shall:

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 19

          (a) Conduct the Company's operations in the normal and customary manner in the ordinary course of business and pay (without incurring any late fees or interest charges) its trade payables and other obligations in accordance with the Company's payment practices;

          (b) Maintain and preserve the confidentiality of its intellectual property;

          (c) Keep in full force and effect the insurance described in Section 2.21;

          (d) Perform all of its obligations under all Contracts, the Real Property Lease, and personal property leases, and not amend, alter, modify or terminate any provision thereof;

          (e) Use its reasonable efforts to preserve Company's organization intact and maintain its relationships with its employees, suppliers and customers;

          (f) Promptly advise Acquiror of any adverse change in the condition (financial or otherwise) of the Business or Company;

          (g) Promptly advise Acquiror of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

          (h) Maintain and collect the Receivables and extend credit terms to its customers in the ordinary course of business consistent with past practices;

          (i) Furnish Acquiror with a listing of the Tangible Personal Property of Company; and

          (j) Prior to Closing, Company shall convert the Elekom 401(k) Plan from a "standardized" prototype plan to a "non-standardized" prototype plan, with terms that are substantially similar to those of the "standardized" prototype plan (as adopted by Company).

          4.2  Negative Covenants.  Between the date of this Agreement and the
               ------------------
Closing Date, except as otherwise provided in this Agreement Company shall not:

     (a) Except as set forth on Schedules 2.24, create or permit to exist any Lien of any kind or nature, except for the Liens described on Schedule 2.8;
                                                                   ------------

     (b) Sell or dispose of any assets or license any assets other than in the ordinary course of business;

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 20

          (c) Enter into or amend any employment or severance agreement or grant any increase in compensation or benefits to any employees of Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by and reflected in the written minutes of the Board of Directors of Company;

          (d) Make any capital improvement or expenditure individually in excess of $10,000 or in the aggregate in excess of $50,000 without the written consent of Acquiror;

          (e) Except as set forth on Schedule 2.8 and 2.24, incur any additional debt obligation or other obligation for borrowed money;

          (f) Except pursuant to the exercise of stock options outstanding as of the date hereof as disclosed on Schedule 2.1(b) hereto and pursuant to the
                                     --------------
     terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of or enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

          (g) Amend the Articles of Incorporation, Bylaws or other governing instruments of Company;

          (h) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Company, or declare or pay any dividend or make any other distribution in respect of Company, with the exception of the repurchase of shares pursuant to exercised but unvested options and the acceleration or termination of options under the Company's Amended and Restated 1996 Stock Option Plan;

          (i) Purchase any securities or make any material investment, either by purchase of stock or securities, of any person;

          (j) Adopt any new employee benefit plan of Company or make any material change in or to any existing employee benefit plans of Company other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, provided that the Company shall have amended its 401(k) plan to a nonstandardized prototype plan prior to Closing;


AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 21

          (k) Make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP; or

          (l) Commence any litigation, settle any litigation involving any liability of Company for money damages, with the exception of Company's litigation with Casahl, subject to Section 9.6, or which imposes material restrictions upon the operations of Company.

          4.3  Access and Information.  Company shall permit Acquiror and its
               ----------------------
counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of Company. Company shall furnish to Acquiror and its representatives all information concerning the Company or the Business as Acquiror may reasonably request. Company shall permit and facilitate communications between Acquiror and Company's suppliers, customers, landlords and other persons having relationships with the Company.

          4.4  Standstill. In the event of termination of this Agreement, for
               ----------
any reason, prior to the Closing Date, then until the expiration of eighteen
(18) months from the date of such termination, none of Company, its affiliates (as defined in Rule 405 of the Securities Act of 1977, hereinafter "Affiliates")
                                                                    ----------
or those of Company's representatives to whom confidential information has been disclosed or who have been made aware of the discussions between the parties concerning a possible transaction, with the exception of companies in which less than 50 percent is owned by one of the Preferred Shareholders, shall, without the prior written consent of the Board of Directors of Acquiror, (i) in any manner acquire, agree to acquire, or make any proposal to acquire, directly or indirectly, a material portion of the assets of Acquiror; (ii) propose to enter into, directly or indirectly, any merger or business combination involving Acquiror; (iii) make, or in any way participate, directly or indirectly, in any solicitation of "proxies" (as such term is used in Regulation 14A under the Securities Exchange Act of 1934, as amended) to vote or seek to advise or influence any person with respect to the voting of any voting securities of Acquiror; (iv) form, join or in any way participate in a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934) with respect to any voting securities of Acquiror; (v) otherwise act, alone or in concert with others, to seek to control of influence the management, Board of Directors or polices of Acquiror; or (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing.

          4.5  Shareholder Approval. As soon as practicable but in all events
               --------------------
within one (1) business day following the filing of the 424(b) prospectus by Acquiror relating to the Merger, Company will take all steps necessary to duly call a shareholders meeting and mail a notice of shareholders meeting and joint shareholder proxy and consent for the purpose of adopting and approving this Agreement and the Merger and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby, and hold such shareholders meeting unless unanimous

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 22
written consent to such transactions is obtained before the scheduled date of such meeting. Company will use its best efforts to obtain unanimous written consent in lieu of the meeting of shareholders as soon as practicable after notice of the shareholders meeting is given. The Board of Directors of Company will unanimously recommend that the shareholders of Company vote in favor of such transactions.

B.  COVENANTS OF ACQUIROR
    ---------------------

          4.6  Royalty Prepayments. Parent agrees to prepay royalties next
               -------------------
accruing pursuant to that certain OEM License Agreement dated April 14, 1998 between Parent and Company (the "OEM Agreement"), to Company to provide working capital to fund the Company's operations, to the extent needed, in an amount up to $250,000 for each two-week period beginning on October 1, 1998 through the Closing Date (or the date on which this Agreement is earlier terminated). Company understands that Parent's agreement to provide such prepayments is made in reliance upon Company's representations and undertakings to use its best efforts and cause its Representatives to use their best efforts to work toward a filing of the Registration Statement no later than September 4, 1998.

          4.7  Registration Rights. Parent will enter into and deliver to
               --------------------
Company at Closing a Registration Rights Agreement granting piggyback registration rights to Mr. Norman Behar and the Preferred Shareholders, substantially in the form attached as Exhibit 4.7 hereto.

          4.8  Nasdaq Listing. Parent shall use its reasonable effort to list,
               --------------
prior to the Effective Time, on the Nasdaq National Market the shares of Parent Common Stock to be issued to the shareholders of Company pursuant to the Merger.

          4.9  Board Observation Rights. Acquiror agrees that Mr. Norman Behar
               ------------------------
shall have the right to receive notice of and to attend each meeting of the Parent's Board of Directors, and the Acquiror shall reimburse Mr. Behar's reasonable expenses incurred in attending such meetings (the "Board Observation Rights"). Subject to the exercise of its fiduciary duties, Parent agrees (i) to nominate and recommend election of Mr. Behar to its Board of Directors at its next annual shareholders meeting, to serve in Class II of the Parent's Board of Directors (which term expires in the year 2000), prior to its next annual shareholders meeting after the Effective Date. The rights granted to Mr. Behar hereunder shall expire on June 30, 2000. In the event that Mr. Behar is elected to the Parent's Board of Directors, then if his board term expires before June 30, 2000, he will maintain the Board Observation Rights until June 30, 2000. The Acquiror will provide coverage for Mr. Behar under Acquiror's Director and Officer issuance policy identical to that provided to the other directors and officers of Acquiror.

          4.10  Tax Matters. Newco and Parent intend to continue the Business of
                -----------
the Company or use a significant portion of the business assets of the Company in a manner that satisfies the continuity of business enterprise requirement set forth in Treasury Regulation 1.368-2(d) and shall take no other action inconsistent with treatment of the Merger as a reorganization under Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

          4.11  Real Property Lease. Acquiror will use the premises described in
                -------------------
the Real Property Lease in a manner consistent with the use of the premises permitted under the Real

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 23

Property Lease and will guaranty the obligations of the Company or Newco as successor to the Company as tenant under the Real Property Lease if required by the landlord.

          4.12  Welfare Benefit Plans.  (a)  Acquiror shall terminate the group
                ---------------------
medical, dental, vision, life insurance, supplemental life insurance, short-term disability, long-term disability, accidental death and dismemberment, Section 125 plans and any other employee benefit plan, policy, program, arrangement or payroll practice sponsored by Company (the "Company Group Plans") effective as of the close of business of the Company Group Plans on December 31, 1998. Effective as of January 1, 1999, Continuing Employees (as defined in Section 4.12(e)) and their eligible dependents shall become eligible to participate in the group medical, dental, life insurance, supplemental life insurance, short-term disability, long-term disability, accidental death and dismemberment,
Section 125 plans and any other employee benefit, policy, program, arrangement or payroll practice sponsored by Acquiror or its subsidiaries (the "Acquiror Group Plans"). Acquiror and its subsidiaries shall waive (or cause to be waived), with respect to Continuing Employees and their eligible dependents, any pre-existing condition limitations and eligibility waiting periods under the Acquiror Group Plans.

          (b) Special Provision Relating to Acquiror's Group Health Plan. The
              ----------------------------------------------------------
amount of the annual premium for which a Continuing Employee is responsible for paying (the "Annual Employee Premium") for coverage of such Continuing Employee and his eligible dependents under the Acquiror Medical Plan (as defined below) shall be determined by Acquiror and the insurer or insurers under the Acquiror Medical Plan. To the extent that the Annual Employee Premium in effect on January 1, 1999 charged to a Continuing Employee for coverage of such Continuing Employee and his dependents under the Acquiror Medical Plan shall exceed the amount of the Annual Employee Premium in effect on December 31, 1998 charged to a Continuing Employee for coverage of such Continuing Employee and his dependents under the Company Medical Plan (as defined below), Acquiror shall increase the annual salary of such Continuing Employee, effective as of January 1, 1999, in an amount equal to the difference in the Annual Employee Premium. For example, if the Annual Employee Premium in effect on December 31, 1998 charged to a Continuing Employee for employee and dependent coverage under the Company Medical Plan is $1,700, and the Annual Employee Premium in effect on January 1, 1999 charged to such Continuing Employee for employee and dependent coverage under the Acquiror Medical Plan is $4,300, Acquiror shall increase the annual salary of such Continuing Employee by $2,600, effective as of January 1, 1999. For purposes of this Section 4.12(b), "Acquiror Medical Plan" shall mean the group medical plan sponsored by Acquiror in effect on January 1, 1999, and "Company Medical Plan" shall mean the group medical plan sponsored by Company in effect as of the date of this Agreement.

          (c) Vision Benefits. As of the Effective Time, Acquiror does not
              ---------------
provide vision care benefits to its employees. Acquiror does not intend to provide vision care benefits to Continuing Employees.

          (d) 401(k) Plan. Acquiror shall merge Company's 401(k) plan into
              -----------
Acquiror's 401(k) plan, effective as of the close of business of the plans on December 31, 1998.

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 24

The account of each Continuing Employee in Company's 401(k) plan who is a participant in such plan shall become fully vested as of the Effective Time. Each Continuing Employee who was a participant in Company's 401(k) plan on December 31, 1998 shall be eligible to participate in Acquiror's 401(k) plan as of January 1, 1999. For purposes of vesting, each Continuing Employee's service with Company and its subsidiaries and affiliates prior to the Effective Time shall be treated as service with Acquiror and its subsidiaries.

          (e) Continuing Employees. For purposes of this Section 4.12,
              --------------------
"Continuing Employee" means any individual who is employed by Company or any of its subsidiaries immediately prior to the Effective Time and who becomes employed by Acquiror or any of its subsidiaries as of the Effective Time or as the result of the transactions contemplated herein. Any new employee hired by Newco on or after the Effective Time but prior to January 1, 1999 shall be eligible to participate in the Acquiror Group Plans and the Acquiror's 401(k) plan, in accordance with the terms of such plans and shall not be eligible to participate in the Company Group Plans or the Company's 401(k) plan.

          4.13  Employment Agreements. Acquiror will use commercially reasonable
                ---------------------
best efforts to negotiate and enter into, before Closing, the Employment Agreements set forth in Section 6.9.

                                   ARTICLE V
                                MUTUAL COVENANTS

          Each of Acquiror and Company covenants and agrees with the other as follows:

          5.1  Best Efforts. Each of Acquiror and Company shall use its best
               ------------
efforts to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by the Acquiror Agreements and the Company Agreements.

          5.2  Confidentiality. In recognition of the confidential nature of
               ---------------
certain of the information which will be provided to each party by the other, each of Acquiror and Company agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence all
                           ---------------
confidential information transmitted or disclosed to it by the other, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any confidential information obtained from or revealed by the other, except that each of Acquiror and Company may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of Acquiror and Company shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is necessary to any regulatory authorities or

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 25
governmental agencies, (b) if it is required by court order or decree or applicable law, (c) if it is ascertainable or obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure of any such information by operation of law, such disclosing party shall give the other party prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each of Acquiror and Company shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

          5.3  Registration Statement. Parent shall prepare at its expense and
               ----------------------
file as promptly as practicable hereafter with the SEC a Registration Statement on Form S-4 (the "Registration Statement") to register the shares of Parent
                  ----------------------
Common Stock issuable to Shareholders hereunder. Parent shall use all reasonable efforts, consistent with the financial information (including pro-forma financial statements) presented in the S-4 Registration Statement as originally filed, to have the Registration Statement declared effective by the SEC as promptly as practicable; provided, however, that the condition set forth in
Section 6.5 remains and the minority investment set forth in Section 10.3 would result in the event the condition in Section 6.5 is not met. Company shall furnish all information concerning Company and the holders of Company's common stock as may be reasonably requested in connection with the preparation of the Registration Statement and issuance of the Parent Common Stock as set forth in this Agreement, all of which Company represents will be true and complete in all material respects and will not omit any material fact necessary to make the statements therein not misleading. Acquiror and Company will work together to cause the Registration Statement to be filed with the SEC no later than September 4, 1998.

          5.4  Approval of Shareholders/Voting Agreements. Company shall cause a
               ------------------------------------------
meeting of its shareholders to be duly called, and mail a notice of shareholders meeting and joint shareholder proxy and consent within one business day following the filing of the 424(b) prospectus by Acquiror relating to the Merger, for the purpose of approving this Agreement and all actions contemplated hereby which require the approval of Company's shareholders, and hold such shareholders meeting unless unanimous written consent to such actions is obtained before the scheduled date of such meeting. Company will use its best efforts to obtain unanimous written consent in lieu of the meeting of shareholders as soon as practicable after notice of the shareholders meeting. Company will, through its Board of Directors, unanimously recommend to Company's shareholders, and use its best efforts to obtain approval by the shareholders of Company of the transactions contemplated by this Agreement. Simultaneously with the execution of this Agreement, Company has delivered to Acquiror Voting Agreements duly executed by the holders of forty-nine percent (49%) of the Company's common stock, one-hundred percent (100%) of the Company's Series A Preferred Shares and sixty-seven percent (67%) of the Company's Series B Preferred Shares, outstanding on the date hereof.


AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 26

          5.5  Agreement as to Efforts to Consummate.  Subject to the terms and
               -------------------------------------
conditions of this Agreement, each party agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, as promptly as practicable so as to permit consummation of the transactions contemplated hereby at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end. Each party shall use its reasonable efforts to obtain all Required Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          5.6  Third-Party Proposals.
               ---------------------

          5.6.1  Company. (a) In order to induce Acquiror to commit the
                 -------
     resources and to incur the legal, accounting, investment banking, appraisal, filing and other fees and expenses related thereto to the extent actually incurred and paid ("Transaction Costs") necessary to properly estimate and negotiate the terms of the transaction and to consummate the transaction, except with respect to this Agreement and the transactions contemplated hereby, neither Company nor any Affiliate or Representative of Company shall directly or indirectly solicit any Acquisition Proposal (as defined below) by any person or entity ("Third Party"). For purposes hereof, an "Acquisition Proposal" shall mean any tender offer or exchange
                 --------------------
     offer or any proposal for a merger, acquisition or control of the stock or all or substantially all of the assets of, or other business combination involving Company or the acquisition of a substantial equity interest in, or a substantial portion of the assets of Company; provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any Third Party to this Section 5.6.1 or from making a copy of this Section 5 available to any Third Party. Nothing contained in this Section 5.6.1 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company (after complying with subparagraphs (b) and (c) below, consulting with its financial advisors, and determining after consulting with counsel that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) a Superior Proposal. A "Superior Proposal" shall mean an unsolicited bona fide written Acquisition Proposal made by a Third Party which provides aggregate consideration to the Shareholders of at least $5 million more than the value of the consideration to be paid by Acquiror hereunder and is on terms that a majority of the members of the Company's Board of Directors determines in their good faith reasonable judgment (based on the advice of an independent financial advisor) would be more favorable to the Company's shareholders than the transactions contemplated by this Agreement and for which any required financing is committed or which, in the good faith reasonable judgment of a majority of such members (after consultation with an independent financial advisor), is reasonably capable of being financed by such Third Party.

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 27

          (b) The Company shall promptly (but in no case later than 24 hours) notify Acquiror after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs the Board of Directors of the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Acquiror shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal is a Superior Proposal then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between the Company and Acquiror, provide such party with access to information regarding the Company. The Company will promptly (but in no case later than 24 hours) notify Acquiror of any determination by the Company's Board of Directors that a "Superior Proposal" has been made.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Acquiror) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any Third Party from any confidentiality or standstill agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company, and any investment banker or other advisor or representative retained by the Company, are aware of the restrictions described in this Section 5.6.1.

          (f) In the event that Company's Board of Directors recommends a Superior Proposal to the Company's Shareholders, then Acquiror has the right immediately to terminate this Agreement without any liability whatsoever hereunder, including without limitation, Section 10.3 hereof, and to receive the termination fee provided in Section 10.4. If Company's shareholders approve the Superior Proposal, then Company may terminate this Agreement, provided that Company shall pay to Acquiror a "Break-up Fee," as Acquiror's exclusive remedy in the amount of (i) $5.0 million dollars, plus
     (ii) the amount of Acquiror's Transaction Cost paid by Acquiror, less the amount of the termination fee provided in Section 10.4. Such Break-up Fee shall be paid to Acquiror immediately upon the execution of a definitive agreement between the Third Party or any other party at any time within nine months after the date of termination of this Agreement by Company for any reason other than Section 10.1(f), (g) or (h) or failure of the conditions set forth in Article 6 and Sections 7.5 and 7.6. The

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 28
     parties acknowledge that the amount of the Break-Up Fee is reasonable and is intended to compensate the Acquiror's losses, including, without limitation, loss of opportunity in the event the Merger is not effected.

          5.6.2  Acquiror. Except with respect to this Agreement and
                 --------
     transactions contemplated hereby, neither Acquiror nor any Affiliate or Representative of Acquiror shall directly or indirectly solicit a Purchase Proposal (as defined below) by any person. Neither Acquiror nor any Affiliate or Representative of Acquiror shall negotiate with respect to, or enter into any contract with respect to, any Purchase Proposal. Acquiror shall promptly notify Company orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Company is obtained, Acquiror shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any of the foregoing, and (b) direct and cause all of its Representatives not to engage in any of the foregoing. For purposes hereof, a "Purchase Proposal" shall mean any (a) tender offer or exchange offer
        -----------------
     made by Acquiror or any proposal for a merger, acquisition or control of the stock or all or substantially all of the assets of, or other business combination involving the acquisition by Acquiror of a substantial equity interest in, or a substantial portion of the assets of a third party which is engaged in the development, marketing, licensing or sale of electronic procurement software or (b) tender offer or exchange offer made for Acquiror by a third party or any proposal for a merger, acquisition or control of the stock or all or substantially all of the assets of, or other business combination involving the acquisition of Acquiror by a third party or of a substantial equity interest in, or a substantial portion of the assets of Acquiror by a third party.

                                  ARTICLE VI.
                 CONDITIONS PRECEDENT TO ACQUIROR'S OBLIGATIONS

          The obligations of Acquiror to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Acquiror prior to the Closing Date:

          6.1  Representations and Warranties. The representations and
               ------------------------------
warranties of Company contained in this Agreement or otherwise required hereby to be made after the date of this Agreement in a writing expressly referred to herein by or on behalf of the Company pursuant to this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date. The Company shall have delivered a revised Schedule of Exceptions dated three days prior to the Closing Date, reflecting any changes occurring after the date of this Agreement that would be required in order to make the representations and warranties of the Company contained in this Agreement true and correct, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except (a) for changes contemplated by this Agreement and

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 29

(b) that the accuracy of representations and warranties which address matters only as of a particular date will be determined as of such date. Acquiror shall have the right to review and approve the Company's revised Schedule of Exceptions which must be acceptable to Acquiror in its sole discretion; provided that the inclusion or addition of (i) any immaterial adverse item or (ii) any item which has a positive effect on the Company could not be the basis of Acquiror's failure to approve or accept such revised schedules, or to close based on the condition contained in this Section 6.1. The Company shall notify Parent of such changes reflected in the revised Schedule of Exceptions as soon as practicable after Company becomes aware of such changes.

          6.2  Compliance with Covenants.  Company shall have duly performed and
               -------------------------
complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

          6.3  Absence of Litigation. No action or proceeding shall be pending
               ---------------------
or, in the reasonable opinion of Acquiror, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would affect the right of Acquiror in a material adverse manner to own, operate or control the Business after the Closig Date.

          6.4  Consents and Approvals. All Company's Required Consents shall
               ----------------------
have been made or obtained prior to or at the Closing.

          6.5  SEC Approval. The Registration Statement shall have become
               ------------
effective and no stop order suspending the effectiveness or proceeding for that purpose shall have been issued and remain in effect. The shares of Parent Common Stock to be issued pursuant hereto shall have been approved for quotation on the Nasdaq National Market System.

          6.6  Legal Opinion. Acquiror shall have received from Perkins Coie
               -------------
LLP, counsel to Company, an opinion, dated the Closing Date, in the form of
Exhibit 6.6.

          6.7  Patent Opinion.  Acquiror shall have received a signed written
               --------------
competent opinion from Isaf, Vaughan & Kerr, for which Acquiror will pay all such firm's fees and costs without deduction from the purchase price paid to Shareholders hereunder, regarding a patent identified to Acquiror on the attached Schedule 2.14, which opinion shall state that the Software does not infringe such patent. Additionally, Acquiror shall have conducted a patent search at its sole expense for patents issued in the same category as the Software and shall be satisfied with the results thereof.

          6.8  Affiliate and Market Stand-off Agreements. Parent shall have
               -----------------------------------------
received from such of the Affiliates of Company (designated pursuant to Section
5.3 hereof) an Affiliate and Market Stand-off Agreement substantially in the form attached as Exhibit 6.8 acknowledging the restrictions imposed by the federal securities laws and regulations thereunder (including but not limited to SEC Rule 145) on the shares of Parent Common Stock to be received by such persons, and agreeing to be bound by such restrictions. Acquiror shall be entitled to place restrictive legends upon certificates for shares of Parent Common Stock issued to Affiliates of

AGREEMENT AND PLAN OR REORGANIZATION                                     PAGE 30

Company pursuant to this Agreement to enforce the provisions of this Section
6.8. Acquiror shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Parent Common Stock by such Affiliates. The Affiliate and Market Stand-off Agreements of each of the former preferred shareholders of Company and Mr. Norman Behar will contain a lock-up agreement whereby such party will agree not to sell, assign, pledge, transfer, encumber or otherwise dispose of any shares of Parent Common Stock on or before the earlier of (i) October 1, 1999, and (ii) the nine
(9) month anniversary of the Closing Date, and will contain a covenant preventing such shareholder from engaging in any "short-selling" of the Parent Common Stock and a release of all claims against the Company.

          6.9  Key Employees.  Acquiror shall have entered into employment
               -------------
agreements with each of the following persons who are currently employed in the
Business: Norman Behar, Wayne Burns, Ona Karasa, and Todd Ostrander.

                                 ARTICLE VII.
                 CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

          The obligations of Company to consummate the transaction(s) contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by Company prior to the Closing:

          7.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of Acquiror contained in this Agreement shall have been true and correct on the date of this Agreement in a writing expressly referred to herein by or on behalf of the Acquiror pursuant to this Agreement and shall be true and correct on the Closing Date as though made on and as of the Closing Date. Acquiror shall have delivered a revised Schedule of Exceptions dated three days prior to the Closing Date, reflecting any changes occurring after the date of this Agreement that would be required in order to make the representations and warranties of Acquiror contained in this Agreement true and correct, on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except (a) for changes contemplated by this Agreement and (b) that the accuracy of representations and warranties which address matters only as of a particular date will be determined as of such date. Company shall have the right to review and approve the revised Schedule of Exceptions which must be acceptable to Company in its sole discretion; provided that the inclusion or addition of (i) any immaterial adverse item or (ii) any item which has a positive effect on Acquiror could not be the basis of Company's failure to approve or accept such revised schedules, or to close based on the condition contained in this Section 7.1.

          7.2  Compliance with Covenants.  Acquiror shall have duly performed
               -------------------------
and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing.

          7.3  Absence of Litigation.  No action or proceeding shall be
               ---------------------
pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 31

          7.4  Consents and Approvals.  All Acquiror's Required Consents shall
               ----------------------
have been made or obtained prior to or at the Closing.

          7.5  Legal Opinion.  Company shall have received from Womble Carlyle
               -------------
Sandridge & Rice, PLLC, counsel to Acquiror, an opinion, dated the Closing Date, in the form of Exhibit 7.5.

          7.6  SEC Approval.  The Registration Statement shall have become
               ------------
effective and no stop order suspending the effectiveness or proceeding for that purpose shall have been issued and remain in effect. The shares of Parent Common Stock to be issued pursuant hereto shall have been approved for quotation on the Nasdaq National Market System.

          7.7  Tax Opinion.  Company shall have received an opinion from
               -----------
Perkins Coie LLP dated as of the date of filing of the Registration Statement and filed as an exhibit to the Registration Statement, and dated as of the Closing Date, in form and substance satisfactory to the Company substantially to the effect that on the basis of the facts and representations set forth in that opinion that are consistent with the state of facts in existence at the Effective Time (a) the Merger will be a reorganization under Section 368(a) of the Code and (b) no gain or loss will be recognized by the Company or its shareholders or by Parent or Newco upon the exchange of shares of Company common stock or preferred stock for Parent Common Stock. The officers of Parent, Newco and the Company shall provide certificates of Parent, Newco, and the Company, respectively, to Perkins Coie LLP that Perkins Coie LLP may rely upon to support the factual basis and assumptions contained in its opinion.

                                 ARTICLE VIII.
                                    CLOSING

          8.1  Closing.  The closing of the Merger (the "Closing") shall take
               -------                                   -------
place at the offices of Womble Carlyle Sandridge & Rice, PLLC, in Atlanta, Georgia at 10:00 a.m., local time, on October 12, 1998, or such other date as may be mutually agreed upon by the parties hereto; provided, however: (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefiting from such condition may elect, in its sole discretion, to waive such condition. The date of the Closing is referred to as the "Closing Date". For
                                                          ------------
the purposes of passage of title and risk of loss, allocation of expenses, adjustments and other economic or financial effects of the transactions contemplated hereby, the Closing when completed shall be deemed to have occurred at 11:59 p.m., local time, on the Closing Date.

          8.2  Deliveries by Company.  At the Closing, Company shall deliver or
               ---------------------
cause to be delivered to Acquiror the following:

          (a) A certificate of the President of Company confirming the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof as to representations, warranties and covenants of Company.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 32

          (b) A copy of all corporate resolutions authorizing the execution, delivery and performance of the Company Agreements, and the consummation of the transactions contemplated herein and therein, accompanied by the certification of the Secretary of the Company to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

          (c) A certificate of existence from the Secretary of State of the state of Company's incorporation.

          (d) Each of the directors and officers and employees of Company shall have executed and delivered to Acquiror letters in substantially the form of Exhibit 8.2 hereto which letters shall be dated and effective as of the
        -----------
     Effective Time.

          (e)  The legal opinion referred to in Section 6.6.

          (f) Evidence that all Company's Required Consents have been obtained or satisfied.

          (g)  The Affiliate and Market Standoff Agreements.

          (h) The share certificates representing the Company Shares duly endorsed in blank with signature guaranteed.

          8.3  Deliveries by Acquiror.  At the Closing, Acquiror shall deliver
               ----------------------
or cause to be delivered to Company the following:

          (a) A certificate of the President of Acquiror confirming the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof as to representations, warranties and covenants of Acquiror.

          (b) A certificate of the President of Acquiror reaffirming the covenant set forth in Section 4.10 and furnishing the certificates required by Section 7.7 as of the Closing.

          (c) A copy of all corporate resolutions authorizing the execution, delivery and performance of the Acquiror Agreements, and the consummation of the transactions contemplated herein and therein, accompanied by the certification of the Secretary of Acquiror to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded.

          (d)  The legal opinion referred to in Section 7.5.

          (e) Evidence that all Acquiror's Required Consents have been obtained or satisfied.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 33

          (f) Certificates evidencing the Parent Common Stock to be issued to the Shareholders against receipt of the certificates for the Company Shares.

          (g) The Registration Statement, the 424(b) prospectus, written confirmation of the effectiveness of the Registration Statement and written confirmation that no stop order is in place with respect to the Registration Statement.

          (h)  The cash portion of the merger consideration.

          (i) Receipt from the Escrow Agent under the Escrow and Indemnity Agreement confirming receipt of $2,500,000 into such escrow.

          8.4  Deliveries by Company and Acquiror.  Each of Company and Acquiror
               ----------------------------------
shall execute and deliver, or cause to be executed and delivered, to the other the following:

          (a)  The Certificate of Merger.

          (b) The Escrow and Indemnity Agreement duly executed by Mr. Norman Behar and the Preferred Shareholders.

          (c) Each of the Employment Agreements duly executed by the Company and its key executives.

          (d)  The Registration Rights Agreement.

                                  ARTICLE IX.
                                INDEMNIFICATION

          9.1  Indemnification by Company.  Subject to consummation of the
               --------------------------
Closing and requirements, limitations, and exclusions and further provisions in this Article IX, Company shall and shall cause the Preferred Shareholders listed on Schedule 9.1 hereto, which schedule will be revised on or before Closing in a
   ------------
manner reasonably satisfactory to Acquiror to reflect changes in the price of the Parent Common Stock (the Company, together with the Preferred Shareholders, are "Company Indemnitors"), to, pursuant to the Escrow and Indemnity Agreement,
     -------------------
severally in proportion to the percentages set forth on Schedule 9.1, indemnify, defend and hold harmless Acquiror and its officers, directors and affiliates (the "Acquiror Indemnitees") from, against, and with respect to any and all
      --------------------
action or cause of action, loss, damage, claim, obligation, liability, penalty, fine, cost and expense (including without limitation reasonable attorneys' and consultants' fees and costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation, claim, proceeding, demand or request for action by any governmental or administrative entity), of any kind or character (a "Loss") arising out of or in connection with any of the following:
              ----

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 34

          (a) any breach of any of the representations or warranties of Company contained in or made pursuant to this Agreement or any of the representations and warranties of any Shareholder in any other Company Agreement;

          (b) any failure by Company or Shareholder to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or any Company Agreement;

          (c)  any breach by Company of any representation set forth in Section
     2.14 hereof (an "IP Claim"); and
                      --------

          (d) any claim by a Shareholder relating to the allocation by Company of the cash and stock consideration to be received by each Shareholder in connection with the Merger; and

          (e) any amount that shall have been paid by Acquiror to Shareholders in respect of shares of the Company with respect to which dissenters' rights have been perfected that shall be in excess of the amount of the value, as of the Effective Time, of the consideration such Shareholders would have received for such shares in the Merger if they had not exercised dissenters' rights plus any fees and expenses incurred by Acquiror Indemnitees in connection with defense of such dissenters' rights claim.

          9.2  Indemnification by Acquiror.  Subject to consummation of the
               ---------------------------
Closing and requirements, limitations and exclusions and further provisions of this Article IX, Acquiror shall indemnify, defend and hold harmless Company, its officers, directors, shareholders, Preferred Shareholders, and affiliates (the "Company Indemnitees") from, against and with respect to any Loss arising out of
 -------------------
or in connection with any of the following:

          (a) any breach of any of the representations and warranties of Acquiror contained in or made pursuant to this Agreement or any Acquiror Agreement; and

          (b) any failure by Acquiror to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or any Acquiror Agreement.

Acquiror agrees that the Shareholders and Preferred Shareholders are third-party beneficiaries of this Agreement, entitled to enforce the respective terms of this Agreement inuring in favor of such Shareholders and Preferred Shareholders.

          9.3  Notice of Claim.  Any party seeking to be indemnified hereunder
               ---------------
(the "Indemnified Party") shall, within fifteen (15) days following discovery
      -----------------
of a Loss, (or five (5) days if the Indemnified Party has been served with a lawsuit or other proceeding) notify the party

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 35
from whom indemnity is sought (the "Indemnity Obligor") in writing of any claim
                                    -----------------
for recovery, specifying in reasonable detail the nature of the Loss and the amount of the liability estimated to arise therefrom. The Indemnified Party shall provide to the Indemnity Obligor as promptly as practicable thereafter all information and documentation reasonably requested by the Indemnity Obligor to verify the claim asserted.

          9.4  Defense.  If the facts pertaining to a Loss arise out of the
               -------
claim of any third party, or if there is any claim against a third party available by virtue of the circumstances of the Loss, the Indemnity Obligor may, by giving written notice to the Indemnified Party within (i) thirty (30) days upon receipt of notice of a claim not involving a lawsuit or proceeding, or (ii) fifteen (15) days following its receipt of the notice of such claim involving a lawsuit or proceeding, elect to assume the defense or the prosecution thereof, including the employment of counsel or accountants at its cost and expense; provided, however, that during the interim the Indemnified Party shall use its best efforts to take all action (not including settlement) reasonably necessary to protect against further damage or loss with respect to the Loss and comply with the terms and conditions of the Escrow and Indemnity Agreement; and, provided further that the Indemnity Obligor can only assume the defense if (a) the claim does not exceed the funds placed in escrow under the Escrow and Indemnity Agreement, or (b) the Indemnity Obligor (i) provides commercially reasonable evidence that it will have sufficient financial resources to defend the claim and satisfy its indemnification obligations, and (ii) the Indemnity Obligor conducts the defense of the claim actively and diligently. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnity Obligor in any such action and to participate therein, but the fees and expenses of such counsel shall be at the Indemnified Party's own expense. Whether or not the Indemnity Obligor chooses so to defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and shall attend such conferences, discovery proceedings and trials as may be reasonably requested in connection therewith. If a claim is based on any suit or proceeding by a third party for infringement which gives rise to a IP Claim resulting in Acquiror's use of the Software being enjoined or otherwise restricted, the Indemnity Obligor, if it elects to assume defense of such proceeding after receiving notice hereunder, shall be entitled at its sole expense to do any of the following: (i) procure for Acquiror the unrestricted right to continue using the Software, (ii) modify the Software so that it becomes noninfringing, (iii) settle the third party's infringement claim in a manner that gives Acquiror the unrestricted rights to the software being enjoined or otherwise restricted, or (iv) pay the indemnified party's claim as provided in this Article, provided that any settlement under this sentence shall require Parent's prior written approval which shall not be unreasonably withheld. Acquiror shall comply with any settlement or court order made in connection with such proceeding in the foregoing sentence provided that such compliance by Acquiror shall not limit the Indemnity Obligor's indemnification obligations hereunder. The Indemnity Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. Before any claim may be brought against any of the Company or Company Indemnitors, the funds in escrow established pursuant to the Escrow and Indemnity Agreement will be used first by the Company and Company Indemnitors to pay any claims made under this Article IX, and Acquiror hereby authorizes the Company and Company

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 36

Indemnitors to settle such claims without consent of the Acquiror to the extent of the funds in such escrow. Company and Company Indemnitors may also settle any claim for which they are Indemnity Parties without consent of Acquiror so long as the payment or performance does not either (y) exhaust the funds escrowed by the Escrow and Indemnity Agreement or (z) not exceed the maximum liability amounts set forth below. Settlements requiring performance or payment in excess of the maximum liability amounts shall require the Acquiror's prior written consent.

          9.5  Limitations.  The obligations of an Indemnity Obligor to
               -----------
indemnify an Indemnified Party pursuant to this Article IX shall accrue only after and to the extent the aggregate dollar amount of Losses incurred by an Indemnified Party for all matters indemnifiable hereunder exceed One Hundred Thousand Dollars (US $100,000) (the "Basket"), and then the Indemnity Obligor
                                     ------
shall be only liable for such Losses in excess of $100,000. In addition, no single Loss in an amount of less than $10,000 may be applied to the Basket until such threshold amount is reached, and thereafter, single Claims of less than $10,000 must be aggregated so that no Claim is made for an amount of less than $10,000 singly or in the aggregate. The obligations of the Company Indemnitors to indemnify the Acquiror Indemnitees under this Article IX shall not exceed the $2,500,000 placed in escrow pursuant to Section 1.5 for claims for indemnification other than (a) IP Claims, which are addressed below, or (b) claims for indemnification related to a breach of the representations contained in Section 2.1 hereof. Notwithstanding anything in this Agreement to the contrary, the aggregate maximum liability of the Company Indemnitors for IP Claims shall not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000) for any IP Claims plus the cash amount remaining in escrow pursuant to the Escrow and Indemnity Agreement and no IP Claims may be made after the expiration of the one (1) year period following the Closing Date.

          The indemnity provisions in this Article IX shall be the sole and exclusive remedy of an Indemnified Party for breaches of any representation, warranty, or covenant under this Agreement absent fraud or securities law violations.

          The maximum liability for claims for breach of the representation and warranty in Section 2.1 is the purchase price (cash paid by Acquiror to Company's Shareholders at closing plus the market value of the shares transferred by Acquiror at Closing to the Company's Shareholders), minus the amount of the cash transferred to Acquiror from the escrow pursuant to the Escrow and Indemnity Agreement, further reduced by the aggregate amount paid by Company and Company Indemnitors in connection with all claims for breach of the representations and warranties made under Sections 2.14, 2.19, and 2.23(b). The maximum liability for claims for breach of the representations or warranties in Sections 2.19, and 2.23(b) is equal to the purchase price (cash paid by Acquiror to Company's Shareholders at closing plus the market value of the shares transferred by Acquiror at Closing to the Company's Shareholders), minus the amount of the cash transferred to Acquiror from the escrow pursuant to the Escrow Agreement, further reduced by the aggregate amount paid by Company and Company's Indemnitors in connection with all claims for breach of the representations and warranties made under Sections 2.1 or 2.14.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 37

          Notwithstanding anything in this Agreement to the contrary, neither the Company nor Company's Indemnitors will have any liability for any claim that the Software infringes the rights of a third party to the extent the claims arise from modification of the Software by Acquiror after the Closing Date or to the extent the infringement claim arises out of a combination of the Software with a program, product or material not transferred to Newco as of the Closing. In no circumstance (except as specifically provided below) will any Indemnity Obligor have any liability for indirect, incidental, exemplary, or consequential damages whatsoever (including, without limitation, damages for loss of profits, loss of data or other business information) or cover arising under this Agreement, even if the Indemnity Obligor has been advised of the possibility of such damages; provided, however, that although this sentence excludes claims for the Indemnified Party's lost profits, it does not limit the liability of any Indemnity Obligor under Section 9.1 for indirect, incidental, exemplary or consequential damages to the extent such damages, including lost profits, are included in a claim by a third party against the Acquiror or arise as a result of a third party claim that the Software is infringing or a claim of ownership rights in the Software (excluding Third Party Software), and to the extent indemnification under Section 9.1 covers such third party claims. Notwithstanding the foregoing, an Indemnified Party shall have the right to recover for direct out-of-pocket expenses, including its direct, demonstrable internal costs (without overhead) and/or external costs paid by Acquiror to remediate any Loss, whether or not such Loss arises in connection with a third party claim.

          9.6  Casahl Litigation.  Company will endeavor to seek an
               -----------------
indemnification of the Acquiror and the Shareholders from Egghead.com, Inc. ("Egghead.com") covering the claims in the litigation commenced by Company and Egghead Software, Inc. (now known as Egghead.com) under Case No. 987331 pending in the Superior Court of California for the County of San Francisco (the "Casahl Litigation"). Before taking any action against the Preferred Shareholders (other than Egghead.com) with respect to any Loss arising from the Casahl Litigation, Acqurior agrees to use its reasonable best efforts to enforce the following with respect to the Casahl Litigation:

          (a) The Separation Agreement, dated November 10, 1997, between Egghead Software, Inc., now know as Egghead.com, Inc. and the Company;

          (b) Any reaffirmation by Egghead.com of the obligation in the last sentence of Section 4.02(a) of the Separation Agreement (in favor of Company, Newco, or Parent);

          (c) Any other agreement with Egghead.com in which it agrees to defend, indemnify, and hold harmless Company, its past, present and future, successor and assigns, officers and directors, common shareholders (specifically excluding past Shareholder Egghead.com and specifically including future common shareholder Parent), the Preferred Shareholders (other than Egghead.com), agents, and employees, to the extent the Company, Newco, or Parent is made a beneficiary of such agreement, from and against any cost,

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 38
     expense, loss, liability whatsoever arising in connection with the Casahl Litigation.

If, after notice to Egghead.com by Acquiror, Egghead.com fails or refuses to honor its indemnity, or other, obligations to Company, its past, present and future, successors and assigns, officers and directors, , the Preferred Shareholders (other than Egghead.com), agents, employees, and Parent, then to the extent the Company or Acquiror suffers a Loss as a result of the Casahl Litigation notwithstanding any of the above, then in such event each of the Preferred Shareholders identified on Schedule 9.6 (other than Egghead.com), severally in proportion which they bear to each other excluding Egghead.com based on the percentage set forth in Schedule 9.6, agree to defend, indemnify, and hold harmless the Acquiror from and against any cost, expense, loss or liability resulting from the Casahl Litigation. The indemnity obligations set forth in this Section 9.6 are in addition to Section 9.1 and are not subject to the limitations set forth in Section 9.5. Except as set forth in Section 9.7, payments made hereunder by a Preferred Shareholder shall not be reimbursed from the escrow funds nor count toward the maximum liability of a Company Indemnitor. In the event that a Preferred Shareholder fails to pay any amount due hereunder, such amount may be withdrawn from the escrow funds by Acquiror to the extent of that Preferred Shareholder's proportionate share in the escrow funds.

          9.7  Fees or Expenses of Preferred Shareholder.  After April 30,
               -----------------------------------------
2000, all fees, expenses and costs of any kind (including, without limitation, attorneys' fees and costs) incurred by any Preferred Shareholder in defense of any claim indemnified hereunder shall be reimbursed from the funds remaining in the escrow, at the termination of the escrow, established pursuant to the Escrow and Indemnity Agreement before any such funds are distributed to Shareholders.

                                  ARTICLE X.
                                  TERMINATION

          10.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing:

          (a)  By the mutual written consent of Company and Acquiror;

          (b) By Company (if Company is not then in breach of any term of this Agreement), if Acquiror shall (i) fail to perform its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained herein, which failure or breach is not cured within ten days after Company has notified Acquiror of its intent to terminate this Agreement pursuant to this subparagraph;

          (c) By Acquiror (if Acquiror is not then in breach of any term of this Agreement), if Company shall (i) fail to perform its agreements contained herein required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained herein, which failure or breach is not

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 39
     cured within ten days after Acquiror has notified Company of its intent to terminate this Agreement pursuant to this subparagraph;

          (d) By either Company or Acquiror, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Company or Acquiror which prohibits or restrains Company or Acquiror from consummating the transactions contemplated hereby;

          (e) By either Company or Acquiror, if the Closing has not occurred by November 15, 1998, for any reason other than delay or nonperformance of the party seeking such termination;

          (f) By either Acquiror or Company if the average closing sales price of the Parent Common Stock as reported by Nasdaq for any ten (10) consecutive trading day period after September 1, 1998 is less than Five Dollars ($5.00) per share;

          (g) By Company if the closing sales price for Parent Common Stock as reported by Nasdaq for the trading day immediately preceding the Closing Date is less than $5.75; and

          (h) By Acquiror or Company if the closing price of Parent Common Stock as reported by Nasdaq for the trading day immediately preceding the Closing Date is less than $5.00.

          10.2 Effect on Obligations.  Termination of this Agreement pursuant to
               ---------------------
this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 10.3, 10.4, 11.2 (with respect to expenses), 11.3 (with respect to publicity) and 5.2 (with respect to confidentiality); and, provided, however, that termination pursuant to subparagraphs (b) or (c) of
Section 10.1 shall not relieve the defaulting or breaching party from any liability to the other party hereto.

          10.3 Minority Investment.  Acquiror agrees to establish a segregated
               -------------------
account with its depository bank and to place $2,000,000 in escrow pursuant to the Escrow and Minority Investment Agreement for the purposes of this Section
10.3. In the event that the transactions contemplated by this Agreement are not consummated by November 15, 1998, due to (i) the failure of the conditions outlined in Section 6.5 and 6.7 to be fulfilled, (ii) the failure of Acquiror to fulfill any one of the conditions outlined in Article 7 hereof, other than Sections 7.3, 7.4 and 7.7, or (iii) termination of this Agreement under Section 10.1(f) or 10.1(h) then the Company will be entitled to receive the $2 million from escrow in the form of a non-interest bearing bridge loan which will automatically convert into equity as described below. Acquiror will purchase from the Company, and the Company will issue to the Acquiror, shares of preferred stock of the Company for a total purchase price of Two Million Dollars ($2,000,000), which will be paid by the conversion of such bridge loan into equity, on the same terms and conditions, including price per share and the rights, preferences and privileges of the shares, as Company's proposed

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 40

Series C Preferred Stock equity financing involving one or more investors who are not Shareholders or affiliates of Shareholders of the Company on the date hereof and in which Company raises a minimum of $4,000,000 in capital, including the amount invested by Acquiror (the "Series C Financing"). In the event that
                                      ------------------
the Company's Series C Financing is not consummated prior to the later of (i) December 31, 1998, and (ii) ninety (90) days following the date on which Acquiror fails to fulfill a condition to Closing hereunder, then Acquiror shall purchase from Company and Company shall sell to Acquiror shares of Company's Series B Preferred Stock on the same price, terms, rights and preferences as previously issued. In connection therewith, Acquiror shall be entitled to designate one person to the Company's Board of Directors as long as it continues to own such preferred shares. In connection with such equity investment the Acquiror and the Company will enter into standard documents evidencing such transactions.

          10.4 Termination Fee.  In the event that the transactions
               ---------------
contemplated by this Agreement are not consummated by November 15, 1998, due to the failure of Company to fulfill any one of the conditions outlined in Article 6 hereof, other than Sections 6.3, 6.4, 6.5, 6.7 and 6.9 (other than the agreement of Mr. Behar), then the Company will reimburse Parent for two-thirds (2/3) of the amount of all legal, accounting, investment banking, appraisal, SEC, Nasdaq and printing costs and expenses incurred and paid by Parent in connection with the negotiation and preparation of this Agreement and the documents contemplated hereby and the other actions of the Parent required to be taken hereunder, up to a maximum reimbursement of $500,000. Such reimbursement to be made in the form of a credit by Company against future royalties and license fees owed or to be owed by Acquiror under the OEM Agreement, including minimum payments due thereunder. Any such credit against future royalties shall be applied to royalties owing for the 1999 calendar year, in the amount of twenty-five percent (25%) of the total credit per quarter.

                                  ARTICLE XI.
                                 MISCELLANEOUS

          11.1 Survival of Representations.  The representations and warranties
               ---------------------------
in Section 2.14 shall survive for a one (1) year period following the Closing Date. The representations set forth in Sections 2.1, 2.19 and 2.23(b) shall survive until the earlier of ten (10) years or the running of the applicable statute of limitations. All other representations and warranties of the parties hereto contained in this Agreement or otherwise made in writing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder until April 30, 2000.

          11.2 Expenses.  All costs and expenses incurred in connection with
               --------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense whether or not the Merger is consummated, provided that the Company shall pay up to $150,000 in expenses prior to Closing, and if the transactions contemplated hereby are consummated, the fees and expenses of the Company in excess of $150,000 in the aggregate shall be deducted from the cash portion of the Merger consideration.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 41

          11.3  Publicity.  Each of Company and Acquiror agrees it will not
                ---------
make any press releases or other announcements prior to the Closing with respect to the transactions contemplated hereby, except as required by applicable law, without the prior approval of the other party, which will not be unreasonably withheld.

          11.4  Best Efforts.  Each party hereto agrees to use its best efforts
                ------------
to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

          11.5  Notices.  All notices, demands and other communications
                -------
required or permitted hereunder shall be in writing and may be telexed or telecopied, which shall be followed forthwith by letter, and such notice, request, demand or other communication shall be deemed to have been received on the next business day following dispatch and acknowledgment of receipt by the recipient's telex or telecopy machine. In addition, notices hereunder may be delivered by hand, in which event the notice shall be deemed effective when delivered, or by overnight courier, in which event the notice shall be deemed to have been received on the next business day following delivery to such courier. Notices, requests, demands and other communications may not be given by regular or certified mail. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:(or such other address for a party as shall be specified by like notice):

          If to Company:


               Elekom Corporation
               Pacific First Plaza, Eighth Floor
               155 - 108th Avenue
               Bellevue, Washington  98004
               Attention:  Norman Behar, President and CEO
               Facsimile:  (425) 990-3075


          With a copy (which shall not constitute notice) to:


               Perkins Coie LLP
               411 - 108th Avenue N.E.
               Suite 1800
               Bellevue, Washington  98004-5584
               Attention:  Kurt Becker
               Facsimile:  (425) 453-7350

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 42

          If to Acquiror:

                Clarus Corporation, formerly known as SQL Financials International, Inc.
                3950 Johns Creek Court
                Suite 100
                Suwanee, Georgia  30024
                Attention: Stephen P. Jeffery, President and CEO
                Facsimile:  (770) 291-8573


          With a copy (which shall not constitute notice) to:


                Womble Carlyle Sandridge & Rice, PLLC
                1275 Peachtree Street, N.E.
                Suite 700
                Atlanta, Georgia  30309
                Attention:  G. Donald Johnson, Esq.
                Facsimile:  (404) 888-7490

          11.6  Governing Law.  This agreement shall be governed by the laws of
                -------------
the State of Georgia applicable to agreements made and to be performed entirely within such state.

          11.7  Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.8  Assignment.  This Agreement shall be binding upon and inure to
                ----------
the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

          11.9  Third Party Beneficiaries.  None of the provisions of this
                -------------------------
Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity (other than the Shareholders and Preferred Shareholders of the Company) which is not a party to this Agreement.

          11.10 Headings.  The article and section headings contained in this
                --------
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          11.11 Amendments.  Any waiver, amendment, modification or supplement
                ----------
of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 43

          11.12 Specific Performance.  The Company acknowledges that the
                --------------------
Business of the Acquiror is unique and that if the Company fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to Acquiror for which there will be no adequate remedy at law. The Acquiror shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if the Company shall, without cause, refuse to consummate the transactions contemplated by this Agreement. Acquiror acknowledges that the Business of the Company is unique and that if Acquiror fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to the Company for which there will be no adequate remedy at law. The Company shall be entitled, in addition to its other remedies at law or at equity, to specific performance of this Agreement if Acquiror shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

          11.13 Construction.  The parties acknowledge that this Agreement and
                ------------
the documents to be entered into in connection herewith have been jointly prepared by both Acquiror and Company and the rule of strict construction against the drafter shall not apply to this Agreement and the documents to be entered into in connection herewith.

          11.14 Severability.  In the event that any provision in this
                ------------
Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in term sand intent to such severed provision as may be legal, valid and enforceable.

          11.15 Entire Agreement.  This Agreement and the Schedules and
                ----------------
Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

          11.16 Further Assurances.  Company shall, at any time on or after the
                ------------------
Closing Date, take any and all steps requested by Acquiror to place Acquiror in possession and operating control of the Business, and will do, execute, acknowledge and deliver all such further reasonable acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the more effective transfer to and reduction to possession of Acquiror, or its successors or assigns, of any of the Company's assets.

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 44

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

                              ELEKOM CORPORATION


                              By: /s/ Norman Behar
                                 -----------------------------------------
                                   NORMAN BEHAR, President and CEO

                              CLARUS CORPORATION, formerly known as SQL
                              Financials International, Inc.


                              By: /s/ Stephen P. Jeffery
                                 -----------------------------------------
                                   STEPHEN P. JEFFERY, President and CEO

                              CLARUS CSA, INC.


                              By: /s/ Stephen P. Jeffery
                                 -----------------------------------------
                                   STEPHEN P. JEFFERY, President and CEO

AGREEMENT AND PLAN REORGANIZATION                                        PAGE 45